Exhibit 10.18

FOURTH AMENDMENT
TO CREDIT AGREEMENT

THIS FOURTH AMENDMENT TO CREDIT AGREEMENT (the “Amendment”) is made and dated as of the       day of October, 2003 by and between DIEDRICH COFFEE, INC., a Delaware corporation (the “Company”), and BANK OF THE WEST (the “Lender”).

RECITALS

A.                                   Pursuant to that certain Credit Agreement dated as of September 3, 2002 by and between the Company and the Lender (as amended, extended and replaced from time to time, the “Credit Agreement,” and with capitalized terms used herein and not otherwise defined used with the meanings given such terms in the Credit Agreement), the Lender agreed to extend credit to the Company on the terms and subject to the conditions set forth therein.

B.                                     The Company has requested the Lender to amend the Credit Agreement in certain respects and the Lender has agreed to do so on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the above Recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

AGREEMENT

1.                                       Addition of Workers’ Compensation Letter of Credit Facility.  To reflect the agreement of the parties hereto to add a letter of credit facility in support of the Company’s workers’ compensation obligations, as of the Effective Date (as defined in Paragraph 2 below):

(a)                                  Paragraph 5 of the Credit Agreement is hereby amended to read in its entirety as follows:

“5.                                 Letter of Credit Facilities.

5(a)                            Working Capital Letter of Credit Facility Sublimit.  On the terms and subject to the conditions set forth herein, the Lender shall from time to time from and after the Effective Date, issue standby letters of credit in support of various working capital obligations of the Company (each a “Working Capital Letter of Credit” and, collectively, the “Working Capital Letters of Credit”) for the account of the Company; provided, however that in no event shall the Lender issue any Working Capital Letter of Credit hereunder if after giving effect to such issuance:

(1)                                  The aggregate dollar amount of Outstanding Working Capital Letters of Credit and unrepaid L/C Drawings with respect to Working Capital Letters of Credit would exceed the Working Capital L/C Facility Sublimit; or

(2)                                  The aggregate dollar amount of all Outstanding Working Capital Letters of Credit and unrepaid L/C Drawings with respect to Working Capital Letters of Credit plus the aggregate amount of all Working Capital Loans outstanding would exceed $675,000.00.

5(b)                           Workers’ Compensation Letter of Credit Facility Credit Limit.  Subject to the terms and subject to the conditions set forth herein, including, without limitation, the terms and conditions set forth in Paragraph 5(c) below, the Lender shall from time to time from and after October __, 2003, issue standby letters of credit in support of the Company’s workers’ compensation obligations (each a “Workers’ Compensation Letter of Credit” and, collectively, the “Workers’ Compensation Letters of Credit”) for the account of the Company; provided, however that in no event shall the Lender issue any Workers’ Compensation Letter of Credit hereunder if after giving effect to such issuance the aggregate dollar amount of Outstanding Workers’ Compensation Letters of Credit and unrepaid L/C Drawings with respect to Workers’ Compensation Letters of Credit would exceed the Workers’ Compensation L/C Facility Credit Limit.

5(c)                            Collateral Security for the Workers’ Compensation Letters of Credit.  Prior to the issuance of the first Workers’ Compensation Letter of Credit hereunder, the Company shall have opened a new no-access account with the Lender (the “Workers’ Compensation Collateral Account”).  As an additional condition precedent to the issuance of any Workers’ Compensation Letter of Credit (including the first Workers’ Compensation Letter of Credit hereunder), the Company shall deposit a dollar amount equal to the face amount of the Workers’ Compensation Letter of Credit being requested.  The Company hereby pledges, assigns and grants to the Lender a security interest in the Workers’ Compensation Collateral Account, any and all funds from time to time contained therein, and all products and proceeds of the foregoing.  The Obligations secured by the Workers’ Compensation Collateral Account shall only consist of the that portion of the Obligations arising out of or related to the Workers’ Compensation Letters of Credit.  At such time the Obligations with respect to any Workers’ Compensation Letter of Credit shall have been fully satisfied or otherwise terminated, the Lender shall release its Lien on the portion of the funds contained in the Workers’ Compensation Collateral Account attributable to such Workers’ Compensation Letter of Credit and remit such funds to the Company.

5(d)                           Issuance of Letters of Credit.  Each Letter of Credit, and any amendment, renewal or extension thereof, shall be requested by the Company at least thirty (30) Business Days prior to the proposed issuance, amendment, renewal or extension date (other than in the case of the first Workers’ Compensation Letter of Credit issued hereunder) by delivery to the Lender of a duly executed Letter of Credit Application, accompanied by all other L/C Documents which the Lender may require as a condition to the requested action.  No Letter of Credit shall have a stated expiration date (or provide for the extension of such stated expiration date or the issuance of any replacement therefor) later than October 15, 2004.

5(e)                            Repayment of L/C Drawings.  Each L/C Drawing shall be payable in full by the Company on the date of such L/C Drawing.

5(f)                              Absolute Obligation to Repay.  The Company’s obligation to repay L/C Drawings shall be absolute, irrevocable and unconditional under any and all circumstances whatsoever and irrespective of any set-off, counterclaim or defense to payment which the Company may have or have had, against any Lender or any other Person, including, without limitation, any set-off, counterclaim or defense based upon or arising out of:

(1)                                  Any lack of validity or enforceability of this Agreement or any of the other Loan Documents;

(2)                                  Any amendment or waiver of or any consent to departure from the terms of any Letter of Credit;

(3)                                  The existence of any claim, setoff, defense or other right which the Company or any other Person may have at any time against any beneficiary or any transferee of any Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting);

(4)                                  Any allegation that any demand, statement or any other document presented under any Letter of Credit is forged, fraudulent, invalid or insufficient in any respect, or that any statement therein is untrue or inaccurate in any respect whatsoever or that variations in punctuation, capitalization, spelling or format were contained in the drafts or any statements presented in connection with any L/C Drawing;

(5)                                  Any payment by the Lender under any Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit, or any payment made by the Lender under any Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of any Letter of Credit, including any arising in connection with any insolvency proceeding;

(6)                                  Any exchange, release or non-perfection of any Collateral; or

(7)                                  Any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of the Company.

Nothing contained herein shall constitute a waiver of any rights of the Company against the Lender arising out of the gross negligence or willful misconduct of the Lender in connection with any Letter of Credit issued hereunder; provided, however, that the exercise of such rights is subject to and conditioned upon the prior payment in full of all Obligations, including, without limitation, unrepaid L/C Drawings, and termination of the credit facility evidenced hereby.

5(g)                           Uniform Customs and Practice.  The Uniform Customs and Practice for Documentary Credits as published by the International Chamber of Commerce most recently at the time of issuance of any Letter of Credit shall

(unless otherwise expressly provided in such Letter of Credit) apply to such Letter of Credit.

5(h)                           Relationship to Letter of Credit Applications.  In the event of any inconsistency between the terms and provisions of this Agreement and the terms and provisions of the Letter of Credit Applications, the terms and provisions of this Agreement shall supersede and govern.

(b)                                 Paragraph 4(a) of the Credit Agreement is hereby amended in its entirety to read as follows:

“4(a)                      Credit Limit.  Subject to the terms and conditions set forth herein, from and after the Effective Date, the Lender agrees that it shall from time to time to but not including the Working Capital Facility Maturity Date make loans (each, a “Working Capital Loan”) to the Company in an aggregate amount not to exceed at any one time outstanding the lesser of:  (i) $500,000.00, and (ii) $675,000.00 minus the dollar amount of all Outstanding Working Capital Letters of Credit and unrepaid L/C Drawings related to Working Capital Letters of Credit as of such date (the “Working Capital Facility Credit Limit”).  Principal amounts prepaid hereunder prior to the Working Capital Facility Maturity Date may be reborrowed on the terms and subject to the conditions set forth in Paragraph 10(b) below, it being expressly acknowledged and agreed that the credit facility provided under this Paragraph 4 is a revolving credit facility.”

(c)                                  Paragraph 10(b)(2) of the Credit Agreement is hereby amended in its entirety to read as follows:

“(2)                            In the case of the issuance of a Letter of Credit, there shall have been delivered to the Lender a Letter of Credit Application and all required L/C Documents relating thereto, and the Company shall be in compliance with the limits set forth in Paragraphs 5(a) and 5(b) above, as applicable.”

(d)                                 The definition of the term “Letter of Credit” set forth in Paragraph 16 of the Credit Agreement is hereby amended to read in its entirety as follows:

“‘Letter of Credit’ or ‘Letters of Credit’ shall mean either a Working Capital Letter or Credit or a Workers’ Compensation Letter of Credit or all Working Capital Letters of Credit and Workers’ Compensation Letters of Credit, collectively, as applicable.”

(e)                                  The definition of the term “L/C Facility Sublimit” set forth in Paragraph 16 of the Credit Agreement is hereby deleted in its entirety.

(f)                                    The following new definitions are hereby added to Paragraph 16 of the Credit Agreement in correct alphabetical order:

“‘Working Capital L/C Facility Credit Limit’ shall mean $250,000.00.”

“‘Working Capital Letter of Credit’ and ‘Working Capital Letters of Credit’ shall have the meanings given such terms in Paragraph 5(a) above.”

“‘Workers’ Compensation Cash Collateral Account’ shall have the meaning given such term in Paragraph 5(c) above.”

“‘Workers’ Compensation L/C Facility Sublimit’ shall mean $247,500.00.”

“‘Workers’ Compensation Letter of Credit’ and ‘Workers’ Compensation Letters of Credit’ shall have the meaning given such terms in Paragraph 5(b) above.”

2.                                       Effective Date.  This Amendment shall be effective as of the date first written above upon the date that the Lender shall have received:

(a)                                  This Amendment, duly executed by all parties signatory hereto; and

(b)                                 Such corporate resolutions, incumbency certificates and other authorizing documentation for the Company and the Guarantors as the Lender may request.

3.                                       Reaffirmation of the Loan Documents.  The Company and each of the Guarantors, by executing this Amendment as provided below, hereby affirms and agrees that:  (a) the execution and delivery by it of and the performance of its obligations under this Amendment shall not in any way amend, impair, invalidate or otherwise affect any of its obligations under the Loan Documents to which it is party except to the extent expressly amended hereby, (b) the term “Obligations” as used in the Loan Documents include, without limitation, the Obligations of the Company under the Credit Agreement as amended by this Amendment, and (c) except as expressly amended hereby, the Loan Documents remain in full force and effect as written.

4.                                       Representations and Warranties.  The Company and each of the Guarantors by executing this Amendment as provided below, hereby represents and warrants to the Lender that:

(a)                                  It has the requisite power and authority and the legal right to execute, deliver and perform this Amendment and has taken all necessary corporate action to authorize the execution, delivery and performance of this Amendment.

(b)                                 This Amendment has been duly executed and delivered on its behalf and constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms.

(c)                                  There does not exist an Event of Default or Potential Default.

(d)                                 None of such Persons has any existing claims, counterclaims, defenses, personal or otherwise, or rights of setoff whatsoever with respect to any of the Loan Documents, and the Loan Documents, as amended hereby, constitute valid, legal, binding and enforceable obligations of such Persons, as appropriate.

5.                                       No Other Amendment.  Except as expressly amended hereby, the Credit Agreement and other Loan Documents shall remain in full force and effect as written.

6.                                       Counterparts.  This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

[Signatures Page Following]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first above written.

DIEDRICH COFFEE, INC., a Delaware corporation

	By:	/s/ Roger Laverty
	Name:	Roger Laverty, President and Chief Executive Officer

	By:	/s/ Matthew C. McGuinness
	Name:	Matthew C. McGuinness, Executive Vice President and Chief Financial Officer

BANK OF THE WEST

	By:	/s/ Bruce Young
Bruce Young, Vice President

ACKNOWLEDGED AND AGREED TO:

COFFEE PEOPLE WORLDWIDE, INC., a Delaware corporation

By:	/s/ Matthew C. McGuinness
Name: Matthew C. McGuinness, President

By:	/s/ Matt Kimble
Name: Matt Kimble, Assistant Secretary

COFFEE PEOPLE, INC., an Oregon corporation

By:	/s/ Matthew C. McGuinness
Name: Matthew C. McGuinness, President

By:	/s/ Matt Kimble
Name: Matt Kimble, Assistant Secretary

GLORIA JEAN’S, INC.,
a Delaware corporation

By:	/s/ Matthew C. McGuinness
Name: Matthew C. McGuinness, President

By:	/s/ Matt Kimble
Name: Matt Kimble, Assistant Secretary

EDGLO ENTERPRISES, INC., an Illinois corporation

By:	/s/ Matthew C. McGuinness
Name: Matthew C. McGuinness, President

By:	/s/ Matt Kimble
Name: Matt Kimble, Assistant Secretary

GLORIA JEAN’S GOURMET COFFEES CORP., an Illinois corporation

By:	/s/ Matthew C. McGuinness
Name: Matthew C. McGuinness, President

By:	/s/ Matt Kimble
Name: Matt Kimble, Assistant Secretary

GLORIA JEAN’S GOURMET COFFEES FRANCHISING CORP., an Illinois corporation

By:	/s/ Matthew C. McGuinness
Name: Matthew C. McGuinness, President

By:	/s/ Matt Kimble
Name: Matt Kimble, Assistant Secretary